Exhibit 3.11 & 4.10

CERTIFICATE OF DESIGNATIONS

OF

9.00% NON-VOTING MANDATORY CONVERTIBLE

NON-CUMULATIVE PREFERRED STOCK, SERIES 2

OF

MERRILL LYNCH & CO., INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

MERRILL LYNCH & CO., INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, which authorize the issuance of up to 25,000,000 shares of preferred stock, par value $1.00 per share, at a meeting of the Board of Directors duly held on July 28, 2008:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having a par value of $1.00 per share, with a liquidation preference of $100,000 per share, which shall be designated as 9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 2 (the “Mandatory Convertible Preferred Stock, Series 2”) consisting of 12,000 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

9.00% NON-VOTING MANDATORY CONVERTIBLE

NON-CUMULATIVE PREFERRED STOCK, SERIES 2

1.      Ranking. The Mandatory Convertible Preferred Stock, Series 2 shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, (i) rank senior and prior to common stock, par value $1.33 1/3 per share (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan, the “Common Stock”) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Mandatory Convertible Preferred Stock, Series 2 with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms provide that it ranks junior or senior to the Mandatory Convertible Preferred Stock, Series 2 with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Mandatory Convertible Preferred Stock, Series 2 with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Securities”).

The shares of Preferred Stock of the Corporation designated “Floating Rate Non-Cumulative Preferred Stock, Series 1,” “Floating Rate Non-Cumulative Preferred Stock, Series 2,” “6.375% Non-Cumulative Preferred Stock, Series 3,” “Floating Rate Non-Cumulative Preferred Stock, Series 4,” “Floating Rate Non-Cumulative Preferred Stock, Series 5,” “6.70% Non-Cumulative Perpetual Preferred Stock, Series 6”, “6.25% Non-Cumulative Perpetual Preferred Stock, Series 7”, “8.625% Non-Cumulative Preferred Stock, Series 8” and “9.00% Non-Voting Mandatory Convertible Non-Cumulative Preferred Stock, Series 1” (the “Mandatory Convertible Preferred Stock, Series 1”) shall be deemed to rank on a parity with the shares of the Mandatory Convertible Preferred Stock, Series 2, as to dividends or rights upon the liquidation, dissolution or winding up of the Corporation.

2.      Dividends.

(a)      Payment of Dividends. The holders of shares of the Mandatory Convertible Preferred Stock, Series 2 shall be entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee thereof), out of assets of the Corporation legally available therefor under Delaware law, non-cumulative dividends payable in cash at the rate per annum of 9.00% of the Liquidation Preference per share. Such dividends shall be payable, if declared, quarterly in arrears on February 28, May 28, August 28 and November 28, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing August 28,

2008, and the Mandatory Conversion Date (each such date, a “Dividend Payment Date”). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Mandatory Convertible Preferred Stock, Series 2 as they appear on the stock books of the Corporation at the close of business on such record dates, not more than thirty (30) calendar days nor less than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (or a duly authorized committee thereof) (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Mandatory Convertible Preferred Stock, Series 2 (provided, however, that if any holder of shares of the Corporation’s Mandatory Convertible Preferred Stock, Series 1 exchanges such shares for an equivalent amount of shares of the Mandatory Convertible Preferred Stock, Series 2 on a date that is other than a Dividend Payment Date applicable to such Mandatory Convertible Preferred Stock, Series 1 (an “Exchange”) , then the initial Dividend Period with respect to such shares of Mandatory Convertible Preferred Stock, Series 2 shall commence on and include the immediately preceding Dividend Payment Date for the Mandatory Convertible Preferred Stock, Series 1 with the result that a holder of Mandatory Convertible Preferred Stock, Series 2 as a result of an Exchange shall be entitled to receive dividends (if declared by the Board of Directors) in reference to a date that precedes the date of issuance of such shares of Mandatory Convertible Preferred Stock, Series 2 ) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section 4(a), the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). “Business Day” shall mean any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

(b)      The amount of dividends payable for each full Dividend Period for the Mandatory Convertible Preferred Stock, Series 2, shall be computed by dividing the dividend rate of 9.00% per annum by four and applying the resulting rate to the amount of $100,000 per share. The amount of dividends payable for the initial Dividend Payment Date on the Mandatory Convertible Preferred Stock, Series 2, or for any period shorter than a full Dividend Period on the Mandatory Convertible Preferred Stock, Series 2, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month (provided, however, that if any holder of shares of the Corporation’s Mandatory Convertible Preferred Stock, Series 1 exchanges such shares for an equivalent amount of shares of the Mandatory Convertible Preferred Stock, Series 2 on a date that is other than a Dividend Payment Date applicable to such Mandatory Convertible Preferred Stock, Series 1, then the initial Dividend Period with respect to such shares of Mandatory Convertible Preferred Stock, Series 2 shall be a full Dividend Period). The amount of dividends payable on the Mandatory Convertible Preferred Stock, Series 2, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

(c)      Priority as to Dividends. So long as any shares of the Mandatory Convertible Preferred Stock, Series 2 are outstanding, the Corporation may not, at any time, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any Common Stock or other Junior Securities of the Corporation, unless full dividends on all outstanding shares of the Mandatory Convertible Preferred Stock, Series 2 have been declared or paid or set aside for payment for the immediately preceding Dividend Period (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Securities of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange for other Junior Securities of the Corporation, (y) purchases by the Corporation or its affiliates in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of holders of Mandatory Convertible Preferred Stock, Series 2 in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Mandatory Convertible Preferred Stock, Series 2 and any Parity Securities, dividends declared on the Mandatory Convertible Preferred Stock, Series 2 and Parity Securities (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Mandatory Convertible Preferred Stock, Series 2 and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Mandatory Convertible Preferred Stock, Series 2 (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Securities bear to each other.

(d)      Any reference to “dividends” or “distributions” in this Section 2 shall not be deemed to include any distribution made in connection with any voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

3.      Conversion.

(a)      Mandatory Conversion.

(i)      Upon the terms and in the manner set forth in this Section 3 and subject to the provisions for adjustment contained in Section 3(f), each share of Mandatory Convertible Preferred Stock, Series 2 shall automatically convert (unless previously converted pursuant to Section 3(b) or 3(c) hereof) on October 15, 2010 (the “Mandatory Conversion Date”) into (A) a number of fully paid and nonassessable shares of Common Stock equal to the Mandatory Conversion Rate plus (B) to the extent of funds legally available, an amount in cash equal to the dividend, if declared, calculated in accordance with Section 2 hereof, for the Dividend Period ending on and excluding the Mandatory Conversion Date (without duplication of any dividend payable under Section 2).

(ii)      Subject to adjustment as provided herein, the “Mandatory Conversion Rate” shall be as follows:

(A) if the Current Market Price Per Share on the Mandatory Conversion Date is equal to or greater than 117% of the Initial Common Share Price (the “Threshold Price”), then the Mandatory Conversion Rate shall be equal to the quotient obtained by dividing $100,000 by the Threshold Price (the “Minimum Conversion Rate”) (as used herein, “Initial Common Share Price” shall mean $33.00);

(B) if the Current Market Price Per Share on the Mandatory Conversion Date is less than the Threshold Price but greater than the Initial Common Share Price, then the Mandatory Conversion Rate shall be equal to the quotient obtained by dividing $100,000 by the Current Market Price Per Share on the Mandatory Conversion Date; or

(C) if the Current Market Price Per Share on the Mandatory Conversion Date is less than or equal to the Initial Common Share Price, then the Mandatory Conversion Rate shall be equal to the quotient obtained by dividing $100,000 by the Initial Common Share Price (the “Maximum Conversion Rate”).

(iii) The Minimum Conversion Rate, the Maximum Conversion Rate, the Threshold Price and the Initial Common Share Price are each subject to adjustment in accordance with the provisions of Section 3(f) hereof.

(iv)      Promptly after the mandatory conversion pursuant to this Section 3(a), the Corporation shall deliver written notice to each holder of shares of Mandatory Convertible Preferred Stock, Series 2 specifying: (A) the Mandatory Conversion Date; (B) the number of shares of Common Stock to be issued in respect of each share of Mandatory Convertible Preferred Stock, Series 2; (C) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock, or if such shares of Common Stock shall be uncertificated the fact that such shares have been registered on the stock ledger of the Corporation; and (D) that dividends on the shares to be converted will cease to accrue on such Mandatory Conversion Date.

(v) Notwithstanding anything to the contrary herein, if, on the Mandatory Conversion Date, a holder of shares of the Mandatory Convertible Preferred Stock, Series 2 is not an “affiliate” (as such term is defined in Rule 144(a)(1) under the Securities Act of 1933, as amended) of the Corporation, the Corporation covenants and agrees that any shares of Common Stock delivered by the Corporation to such holder upon mandatory conversion of such holder’s shares of Mandatory Convertible Preferred Stock, Series 2 pursuant to, and as set forth in, Section 3(a) hereof will be deposited in, and the delivery thereof shall be effected through the facilities of, The Depository Trust Company or any successor thereto.

(vi)      Subject to Section 3(a)(v), following receipt of the notice specified in Section 3(a)(iv), each holder of Mandatory Convertible Preferred Stock, Series 2 shall, as a condition to the receipt of the shares of Common Stock owing upon such conversion, (i) deliver a written notice to the Common Stock Conversion Agent (as hereinafter defined) specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, or if such shares of Common Stock shall be uncertificated, the name or names in which such holder wishes to register such shares on the stock ledger of the Corporation, (ii) surrender the certificate(s) for such shares of Mandatory Convertible Preferred Stock, Series 2 to the Common Stock Conversion Agent, accompanied, if so required by the Common Stock Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Common Stock Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by Section 3(h).

(b)      Optional Conversion.

(i)       Upon the terms and in the manner set forth in this Section 3 and subject to the provisions for adjustment contained in Section 3(f), any or all of the shares of Mandatory Convertible Preferred Stock, Series 2 shall be convertible, at the option of the holder thereof, at any time after the date of first issuance of the Mandatory Convertible Preferred Stock, Series 2 and at any time prior to the earlier of the Mandatory Conversion Date and the

Regulatory Conversion Date, upon surrender to the Common Stock Conversion Agent of the certificate(s) for each share to be converted (the date on which the Common Stock Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required payments contemplated by Section 3(h) below, and all other relevant documents required and specified by the Common Stock Conversion Agent in connection with such conversion, the “Optional Conversion Date”), into (A) a number of fully paid and nonassessable shares of Common Stock equal to the number of fully paid and nonassessable shares of Common Stock determined pursuant to the Minimum Conversion Rate, plus (B) to the extent the Optional Conversion Date falls on or after the close of business on a record date for the related payment of declared dividends, to the extent of funds legally available, an amount in cash equal to the dividends calculated in accordance with Section 2 hereof, for the Dividend Period ending immediately prior to the related Dividend Payment Date. Upon optional conversion by the holder of Mandatory Convertible Preferred Stock, Series 2 pursuant to this Section 3(b), such holder shall not be entitled to any future dividends otherwise payable on shares of Mandatory Convertible Preferred Stock, Series 2 pursuant to Section 2 hereof.

(ii)      In order to convert shares of Mandatory Convertible Preferred Stock, Series 2 pursuant to Section 3(b), the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Mandatory Convertible Preferred Stock, Series 2 to be converted. Each holder of Mandatory Convertible Preferred Stock, Series 2 shall, as a condition to such conversion, (A) deliver a written notice to the Corporation at its principal office and at the office of the transfer agent which may be maintained for such purpose (the “Common Stock Conversion Agent”) specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, or if such shares of Common Stock shall be uncertificated, the name or names in which such holder wishes to register such shares on the stock ledger of the Corporation, (B) surrender the certificate for such shares of Mandatory Convertible Preferred Stock, Series 2 to the Common Stock Conversion Agent, accompanied, if so required by the Common Stock Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Common Stock Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (C) pay any transfer or similar tax required by Section 3(h).

(c)      Regulatory Conversion.

(i)       Upon the terms and in the manner set forth in this Section 3 and subject to the provisions for adjustment contained in Section 3(f), the shares of Mandatory Convertible Preferred Stock, Series 2 shall be converted, in whole but not in part, at the option of the Corporation, on any date within one hundred eighty (180) days after a Regulatory Event (as hereinafter defined) (such date of conversion, the “Regulatory Conversion Date”) into (A) a number of fully paid and nonassessable shares of Common Stock equal to the number of fully paid and nonassessable shares of Common Stock determined pursuant to Section 3(a), provided that references to Mandatory Conversion Date in Section 3(a)(ii) shall be deemed references to the Regulatory Conversion Date, plus (B) to the extent of funds legally available, an amount in cash equal to the present value of all remaining dividend payments on the shares of Mandatory Convertible Preferred Stock, Series 2 through and including the Mandatory Conversion Date (without duplication of any dividend payable under Section 2) (the present value of the remaining future dividend payments shall be computed using a discount rate equal to 9.00%); provided that at such time the Corporation is then legally permitted to pay such dividends. As used herein, the term “Regulatory Event” shall mean the occurrence of the following events:

(A) the Corporation (by election or otherwise) is subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy which Regulation (x) provides for a type or level of capital characterized as “Tier 1” in, or pursuant to Regulations of any governmental agency, authority or body having regulatory jurisdiction over the Corporation and implementing, the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, or any other United States national governmental agency, authority or body, or (y) provides for a type or level of capital that in the judgment of the Board of Directors (or a duly authorized committee thereof) after consultation with legal counsel of recognized standing is substantially equivalent to such “Tier 1” capital (such capital described in either (x) or (y) is referred to below as “Tier 1 Capital”), and

(B)      the Board of Directors (or a duly authorized committee thereof) has affirmatively elected or affirmatively elects to qualify the Mandatory Convertible Preferred Stock, Series 2 for such Tier 1 Capital treatment without any sublimit or other quantitative restrictions on the inclusion of such Mandatory Convertible Preferred Stock, Series 2 in Tier 1 Capital (other than any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Tier 1 Capital) under such Regulations; and

(C)      the Corporation determines in good faith there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to 100% of the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock, Series 2, as Tier 1 Capital for purposes of the Regulations, as then in effect.

(ii)      In order to cause the conversion of the shares of Mandatory Convertible Preferred Stock, Series 2 pursuant to Section 3(c), the Corporation shall deliver written notice to each holder specifying: (A) the Regulatory Conversion Date; (B) the manner in which the number of shares of Common Stock to be issued in respect of each share of Mandatory Convertible Preferred Stock, Series 2 will be calculated; (C) the place or places where certificates for such shares are to be surrendered for issuance of certificates representing shares of Common Stock, or if such shares of Common Stock shall be uncertificated the fact that such shares have been registered on the stock ledger of the Corporation; (D) that dividends on the shares to be converted will cease to accrue on such Regulatory Conversion Date; and (E) the occurrence constituting such Regulatory Event.

(iii)      Following receipt of the notice specified in the immediately preceding clause (ii), each holder of Mandatory Convertible Preferred Stock, Series 2 shall (x) deliver a written notice to the Common Stock Conversion Agent specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, or if such shares of Common Stock shall be uncertificated, the name or names in which such holder wishes to register such shares on the stock ledger of the Corporation, (y) surrender the certificate(s) for such shares of Mandatory Convertible Preferred Stock, Series 2 to the Common Stock Conversion Agent, accompanied, if so required by the Common Stock Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Common Stock Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (z) pay any transfer or similar tax required by Section 3(h).

(d)      Conversion Mechanics.

(i)   A “Common Stock Conversion” shall be deemed to have been effected at the close of business on the date (the “Common Stock Conversion Date”) that is the earlier of (x) in connection with an optional conversion in accordance with Section 3(b), the Optional Conversion Date, (y) the Mandatory Conversion Date and (z) the Regulatory Conversion Date. Immediately upon conversion, the rights of the holders of Mandatory Convertible Preferred Stock, Series 2 shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Mandatory Convertible Preferred Stock, Series 2 shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

(ii)      As promptly as practicable after the Common Stock Conversion Date (and in no event more than five (5) Business Days thereafter), the Corporation shall deliver or cause to be delivered at the office or agency of the Common Stock Conversion Agent, to, or upon the written order of, the holders of the surrendered shares of Mandatory Convertible Preferred Stock, Series 2, (A) a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock or if such shares of Common Stock shall be uncertificated a notice that such shares have been registered on the stock ledger of the Corporation, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Mandatory Convertible Preferred Stock, Series 2 have been converted in accordance with the provisions of this Section 3, and any cash payable in respect of fractional shares as provided in Section 3(e), and (B) the amount of cash, if any, due in respect of dividends or other distributions on such surrendered shares payable in immediately available funds, at such account designated by the holder.

(iii)      Upon the surrender of a certificate representing shares of Mandatory Convertible Preferred Stock, Series 2 that is converted in part, the Corporation shall issue or cause to be issued for the holder a new certificate representing shares of Mandatory Convertible Preferred Stock, Series 2 equal in number to the unconverted portion of the shares of Mandatory Convertible Preferred Stock, Series 2 represented by the certificate so surrendered.

(e)      No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Mandatory Convertible Preferred Stock, Series 2. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Mandatory Convertible Preferred Stock, Series 2, the Corporation shall pay to the holder of such share of Mandatory Convertible Preferred Stock, Series 2 an amount in cash (computed to the nearest cent) equal to the product of (i) such fraction and (ii) the Current Market Price Per Share on the Business Day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Mandatory Convertible Preferred Stock, Series 2 so surrendered.

(f)      Anti-Dilution Adjustments to the Fixed Conversion Rates. As used herein, “Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate. Each Fixed Conversion Rate shall be adjusted from time to time after the date of first issuance of the Mandatory Convertible Preferred Stock, Series 2 as follows:

(i)  Stock Dividends and Distributions and Subdivisions, Splits, Combinations and Reclassifications of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Common Stock, or if the Corporation issues by reclassification of its Common Stock any shares of its capital stock (other than rights, warrants or options for its capital stock), each Fixed Conversion Rate will be adjusted based on the following formula:

CR1    =    CR0 × OS1 / OS0

  where:

CR0 = the Fixed Conversion Rate in effect immediately prior to the adjustment relating to such event.

CR1 = the new Fixed Conversion Rate in effect taking such event into account.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

Any adjustment made pursuant to this subclause (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution, (y) the date on which such split or combination becomes effective or (z) the date on which such reclassification becomes effective, as applicable. If any dividend or distribution described in this subclause (i) is declared but not so paid or made, each new Fixed Conversion Rate shall be readjusted to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)      Issuance of Stock Purchase Rights. If the Corporation issues to all holders of the Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or if the Corporation issues to all holders of Common Stock securities convertible into Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock or a conversion price per share of Common Stock less than the Current Market Price Per Share of the Common Stock on the Trading Day immediately preceding the time of announcement of such issuance, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1    =    CR0 × (OS0 + X) / (OS0 + Y)

  where:

CR0 = the Fixed Conversion Rate in effect immediately prior to the adjustment relating to such event.

CR1 = the new Fixed Conversion Rate taking such event into account.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

X = the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities.

Y = the number of shares of Common Stock equal to the quotient obtained by dividing (1) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities by (2) the Current Market Price Per Share of the Common Stock on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this subclause (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the Current Market Price Per Share of the Common Stock on the applicable date, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration the Corporation receives for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors (or a duly authorized committee thereof). If any right, warrant, option, other security or convertible security described in this subclause (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, each new Fixed Conversion Rate shall be readjusted to the applicable Fixed Conversion Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii)      Distributions of Securities or Assets. If the Corporation shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding regular cash dividends and dividends or distributions referred to in Section 3(f)(i) above, but including extraordinary cash dividends) or rights or warrants (other than any rights, warrants, options or other securities referred to in Section 3(f)(ii) above) to subscribe for or purchase any of its securities (any of the foregoing being hereinafter in this Section 3(f)(iii) called the “Securities or Assets”), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities or Assets for distribution to the holders of Mandatory Convertible Preferred Stock, Series 2 upon the conversion of the shares of Mandatory Convertible Preferred Stock, Series 2 so that a holder converting shares of Mandatory Convertible Preferred Stock, Series 2 will receive upon such conversion, in addition to the number of shares of the Common Stock to which such holder of Mandatory Convertible Preferred Stock, Series 2 is entitled to receive, the amount and kind of such Securities or

Assets which such holder of Mandatory Convertible Preferred Stock, Series 2 would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, already owned the number of shares of Common Stock into which the Mandatory Convertible Preferred Stock, Series 2 are then being converted, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1    =    CR0 × SP0 / (SP0 - FMV)

  where:

CR0 = the Fixed Conversion Rate in effect immediately prior to the adjustment relating to such event.

CR1 = the new Fixed Conversion Rate taking such event into account.

SP0 = the Current Market Price Per Share on the Trading Day immediately preceding the Ex-Dividend Time for such distribution.

FMV = the fair market value of the Securities or Assets distributed with respect to each outstanding share of Common Stock at the Time of Determination.

provided, however, that if the then fair market value of the portion of the Securities or Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price Per Share of the Common Stock at the Time of Determination, in lieu of the foregoing adjustment, adequate provisions shall be made so that each holder of shares of Mandatory Convertible Preferred Stock, Series 2 shall have the right to receive on conversion, in addition to the number of shares of Common Stock to which such holder is entitled to receive, the amount and kind of Securities and Assets such holder would have received had such holder already owned a number of shares of Common Stock equal to the Minimum Conversion Rate immediately prior to the record date for the distribution of the Securities or Assets. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. An adjustment to each Fixed Conversion Rate made pursuant to this subclause (iii) shall be made successively whenever any such distribution is made and shall become effective on the date fixed for the determination of holders of Common Stock entitled to receive such distribution. If any such dividend or distribution described in this subclause (iii) is declared but not paid or made, each new Fixed Conversion Rate shall be readjusted to be the Fixed

Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)      Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or Registration Statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the closing price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “TO Expiration Date”), each Fixed Conversion Rate will be adjusted based on the following formula:

CR1    =    CR0 × (FMV + X) / (SP0 x OS0)

  where:

CR0 = the Fixed Conversion Rate in effect immediately prior to the adjustment relating to such event.

CR1 = the new Fixed Conversion Rate taking such event into account.

OS0 = the number of shares of Common Stock outstanding immediately prior to the TO Expiration Time on the TO Expiration Date.

SP0 = the average of the closing prices per share of the Common Stock for the ten (10) consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Day period commencing on the Trading Day next succeeding such expiration date, references to “10 consecutive Trading Days” shall be deemed replaced with such number of Trading Days as have elapsed between the expiration of such tender or exchange offer and the Common Stock Conversion Date.

FMV = the aggregate cash and fair market value on the TO Expiration Date of any other consideration paid or payment for shares validly tendered or exchanged and not withdrawn as of the TO Expiration Date.

X = the product of SP0 and the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “TO Expiration Time”) on the TO Expiration Date (and giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date immediately following the determination of the average of the closing prices of the Common Stock for purposes of SP0 above. In the event that the Corporation or one or more of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (iv) to any tender offer or exchange offer would result in a decrease in each Fixed Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (iv).

(v)      Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 3(f), if the Board of Directors (or a duly authorized committee thereof) deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate.

(vi)      For the purposes of any computation under Section 3(a) or 3(f), and for the purposes of Section 3(e), the “Current Market Price Per Share” of Common Stock at any date shall be deemed to be the twenty (20) consecutive Trading Day volume weighted average sales price of the Corporation’s Common Stock on the New York Stock Exchange (or, if the Common Stock or such other security is not listed on the New York Stock Exchange, such other national or regional exchange or market on which the Common Stock or such other security is then listed or quoted or, if the Common Stock or such other security is not listed or quoted on a national or regional exchange or market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if the Common Stock or such other security is not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors in good faith making a market in the Common Stock or such other security. If the Common Stock or such other security is not publicly held, or so listed, quoted or publicly traded, the Current Market Price Per Share means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors) immediately prior to the date in question. The Board of Directors (or a duly authorized committee thereof), in consultation with the appropriate officers of the Corporation, shall make appropriate and equitable adjustments to the determinations made in accordance with Sections 3(f)(i) – (v) in the event that there is more than one event requiring adjustment pursuant to such Sections or Section 3(f)(viii) that result in overlapping measurement periods for purposes of determining the Current Market Price Per Share.

As used herein, “Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 3(f)(iii) applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the New York Stock Exchange (or such other national or regional exchange or market on which the Common Stock is then listed or quoted).

As used herein, “Trading Day” means any day on which (i) there is no Market Disruption Event (as defined herein) and (ii) the New York Stock Exchange (or, if the Common Stock or such other security is not listed on the New York Stock Exchange, such other national or regional exchange or market on which the Common Stock or such other security is then listed or quoted) is open for trading, or, if the Common Stock (or such other property) is not listed on a national or regional securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

As used herein, “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or any other securities, cash or other property into which the Mandatory Convertible Preferred Stock, Series 2 may become convertible) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock (or such other property) or in any options, contracts or future contracts relating to the Common Stock (or such other property), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

For purposes of this Certificate of Designations, unless otherwise expressly provided, the Board of Directors (or a duly authorized committee thereof) shall make any necessary determinations of fair market value, which determinations shall be final and binding if made by the Board in good faith.

(vii)      No adjustment in any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate. If the adjustment is not made because the adjustment does not change the Fixed Conversion Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Mandatory Convertible Preferred Stock, Series 2 pursuant to Section 3(a), 3(b) or 3(c) hereof. If an adjustment is made to the Fixed Conversion Rates pursuant to Section 3(f)(i), 3(f)(ii), 3(f)(iii), 3(f)(iv) or 3(f)(v), an inversely proportional adjustment shall also be made to the Threshold Price and the Initial Common Share Price solely for purposes of determining which of clauses (A), (B) and (C) of Section 3(a)(ii) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Price and the Initial Common Share Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Section 3(f)(i), 3(f)(ii), 3(f)(iii), 3(f)(iv) or 3(f)(v) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment; provided that if such adjustment to the Fixed Conversion Rates is required to be made pursuant to the occurrence of any of the events contemplated by Section 3(f)(i), 3(f)(ii), 3(f)(iii), 3(f)(iv) or 3(f)(v) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Conversion Rates.

(viii)      Reorganization Events. In the event of:

(A) any consolidation or merger of the Corporation with or into another legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust (a “Person”) (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Corporation or another Person),

(B) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Corporation’s property and assets, or

(C) any reclassification of the Common Stock into securities including securities other than the Common Stock (any such event specified in paragraphs (A) through (C), a “Reorganization Event”),

each share of Mandatory Convertible Preferred Stock, Series 2 outstanding immediately prior to such Reorganization Event shall, after such Reorganization Event, be convertible into the kind of securities, cash and other property receivable in such Reorganization Event, if any, in lieu of shares of Common Stock into which it was convertible prior to such Reorganization Event (without any interest thereon and without any right to dividends or distribution thereon which have a record date that is prior to the Mandatory Conversion Date) per share of Common Stock (the “Exchange Property”) by a holder of Common Stock that exercised its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event and in respect of which such rights of election shall have been exercised (“Electing Share”), then, for the purpose of this Section 3(f)(viii) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Electing Share shall be deemed to be the weighted average of the kinds and amounts so receivable per share by the Electing Shares). The amount of Exchange Property receivable upon conversion of any Mandatory Convertible Preferred Stock, Series 2 in accordance with Section 3(a)(i) or 3(b)(i) hereof shall be determined based upon the Fixed Conversion Rate in effect on such Common Stock Conversion Date. The applicable Fixed Conversion Rate for purposes of such 3(a) and 3(b) shall be (x) the Minimum Conversion Rate, in the case of an optional conversion effected pursuant to Section 3(b) and (y) determined based upon the definition of Mandatory Conversion Rate set forth in Section 3(a) and the Applicable Market Value at such time, in the case of the Mandatory Conversion Date or Regulatory Conversion Date.

For purposes of this Section 3(f)(viii), “Applicable Market Value” shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the

Exchange Property, based on the Current Market Price Per Share of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the fair market value of such property, as determined in good faith by the Board of Directors of the Corporation (or a duly authorized committee thereof).

The above provisions of this Section 3(f)(viii) shall similarly apply to successive Reorganization Events and the provisions of Section 3 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the holders of the Mandatory Convertible Preferred Stock, Series 2 of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 3(f)(viii).

(ix)      No adjustment to any Fixed Conversion Rate, Initial Common Share Price or Threshold Price need be made if the holders of the Mandatory Convertible Preferred Stock, Series 2 may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the holders would receive upon conversion of the Mandatory Convertible Preferred Stock, Series 2—if such assets or securities are convertible, exchangeable, or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Mandatory Convertible Preferred Stock, Series 2. Notwithstanding the provisions of this Section 3(f), the applicable Fixed Conversion Rate, Initial Common Share Price and Threshold Price shall not be adjusted (A) upon the issuance of any shares of Common Stock (including upon the exercise of options or rights) or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Corporation or any of its subsidiaries, (B) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of initial issuance of the Mandatory Convertible Preferred Stock, Series 2 or pursuant to any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan, (C) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan, (D) for a change in the par value of the Common Stock, (F) for cumulated and unpaid dividends or distributions, or (E) as a result of a tender offer solely to holders of fewer than 100 shares of the Common Stock.

(x)      For the purposes of this Section 3(f) and Section 3(h), the term “shares of Common Stock” shall mean (A) the class of stock designated as the Common Stock of the Corporation at the date hereof or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to this Section 3(f), the holders of Mandatory Convertible Preferred Stock, Series 2 shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Mandatory Convertible Preferred Stock, Series 2 shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Mandatory Convertible Preferred Stock, Series 2 contained in this Section 3(f).

For the purposes of Section 3(f), the number of shares of Common Stock at any time outstanding shall not include shares then held in the treasury of the Corporation.

(xi)      Notwithstanding the foregoing, in any case in which this Section 3(f) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Mandatory Convertible Preferred Stock, Series 2 converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 3(e).

(g)      Notice of Adjustment. Whenever a Fixed Conversion Rate is adjusted as herein provided, the chief financial officer or treasurer or assistant treasurer of the Corporation shall compute the adjusted Fixed Conversion Rate in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Fixed Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Common Stock Conversion Agent. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Fixed Conversion Rate setting forth the adjusted Fixed Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Fixed Conversion Rate to each holder of shares of

Mandatory Convertible Preferred Stock, Series 2 at such holder’s last address as shown on the stock books of the Corporation.

(h)      Certain Taxes. The Corporation will pay any and all U.S. federal and state documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Mandatory Convertible Preferred Stock, Series 2 pursuant to this Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Mandatory Convertible Preferred Stock, Series 2 converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(i)    Reservation of Shares

(i)        The Corporation shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Mandatory Convertible Preferred Stock, Series 2, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock, Series 2.

(ii)      Before taking any action which would cause an adjustment reducing the Initial Common Share Price below the then par value (if any) of the Common Stock issuable upon conversion of Mandatory Convertible Preferred Stock, Series 2, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Initial Common Share Price.

4.      Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Mandatory Convertible Preferred Stock, Series 2 (i) shall not be entitled to receive the Liquidation Preference of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Preference of such shares plus an amount in cash equal to the dividends due in accordance with Section 2 hereof for the Dividend Period ending on and excluding the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Preference payable to the holders of shares of Mandatory Convertible Preferred Stock, Series 2 and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Mandatory Convertible Preferred Stock, Series 2 and any such other Parity Securities ratably in accordance with the Liquidation Preference and the liquidation preference for the Parity Securities, respectively.

(b)      Neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, combination or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation for purposes of this Section 4.

(c)      As used herein, “Liquidation Preference” shall mean a liquidation preference of $100,000 per share of Mandatory Convertible Preferred Stock, Series 2 (the “Liquidation Preference”).

5.      Voting Rights.

(a)      Except as expressly provided in this Section 5 or as otherwise required by applicable law, holders of the shares of Mandatory Convertible Preferred Stock, Series 2 shall have no voting rights.

(b)      So long as any shares of the Mandatory Convertible Preferred Stock, Series 2 are outstanding, the Corporation shall not, without the consent or the affirmative vote of the holders of at least a majority of the outstanding shares of the Mandatory Convertible Preferred Stock, Series 2, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of this Certificate of Designations if such amendment, alteration, repeal or change would adversely affect the rights, preferences, powers or privileges of the Mandatory Convertible Preferred Stock, Series 2. For the avoidance of doubt, the Corporation may authorize, increase the authorized amount of, or issue any class or series of Junior Securities, Parity Securities or Senior Securities, including any additional shares or series of Mandatory Convertible Preferred Stock, Series 2, without the consent of the holders of Mandatory Convertible Preferred Stock, Series 2, and in taking such actions the Corporation shall not be deemed to have affected adversely the rights, preferences, powers or privileges of holders of shares of Mandatory Convertible Preferred Stock, Series 2.

(c)      So long as any shares of the Mandatory Convertible Preferred Stock, Series 2 are outstanding, the Corporation shall not, without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of the Mandatory Convertible Preferred Stock, Series 2, voting separately as a class, merge, consolidate, or enter into any business combination transaction, unless the holders of the Mandatory Convertible Preferred Stock, Series 2 continue to hold their shares of Mandatory Convertible Preferred Stock, Series 2 after the merger, consolidation or combination or such shares of Mandatory Convertible Preferred Stock, Series 2 are exchanged in the merger, consolidation or combination for shares of preferred stock of the continuing or surviving entity with terms substantially similar to the Mandatory Convertible Preferred Stock, Series 2.

(d)      To the fullest extent permitted by law, without the consent of the holders of Mandatory Convertible Preferred Stock, Series 2, so long as such action does not adversely affect the interests of holders of Mandatory Convertible Preferred Stock, Series 2, the Corporation may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock, Series 2:

(i) to cure any ambiguity, or cure, correct or supplement any provision contained in a Certificate of Designations to such Mandatory Convertible Preferred Stock, Series 2 that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Mandatory Convertible Preferred Stock, Series 2 that is not inconsistent with the provisions of a Certificate of Designations for such Mandatory Convertible Preferred Stock, Series 2.

The rules and procedures for calling and conducting any meeting of the holders of Mandatory Convertible Preferred Stock, Series 2 (including without limitation, the fixing of a record date in connect therewith), the solicitation and use of proxies at such meeting, the obtaining of written consents, and any other aspect or matter with regard to such a meeting or such consents shall be governed by law and by any rules or procedures the Board of Directors of the Corporation (or a duly authorized committee thereof), in its discretion, may adopt from time to time.

6.      Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Mandatory Convertible Preferred Stock, Series 2 shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Restated Certificate of Incorporation. The shares of Mandatory Convertible Preferred Stock, Series 2 shall have no preemptive or subscription rights.

7.      Severability of Provisions. If any voting powers, preferences or relative, participating, optional or other special rights of the Mandatory Convertible Preferred Stock, Series 2 and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Mandatory Convertible Preferred Stock, Series 2 and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Mandatory Convertible Preferred Stock, Series 2 and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Mandatory Convertible Preferred Stock, Series 2 or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Mandatory Convertible Preferred Stock, Series 2 or qualifications, limitations and restrictions thereof unless so expressed herein.

8.      Reissuance of Mandatory Convertible Preferred Stock, Series 2. Shares of Mandatory Convertible Preferred Stock, Series 2 that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

9.      Mutilated or Missing Mandatory Convertible Preferred Stock, Series 2 Certificates. If any of the Mandatory Convertible Preferred Stock, Series 2 certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock, Series 2 certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock, Series 2 certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock, Series 2 certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, Series 2, but

only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock, Series 2 certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

10.      Determinations. The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section 3 hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Mandatory Convertible Preferred Stock, Series 2.

11.      Notices. All notices, requests and other communications to the holder of Mandatory Convertible Preferred Stock, Series 2 shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. The holder of the outstanding share of Mandatory Convertible Preferred Stock, Series 2 may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

12. Common Stock Conversion Agent. The duly appointed Common Stock Conversion Agent for the Mandatory Convertible Preferred Stock, Series 2 shall be Wells Fargo Bank, N.A. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock, Series 2. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Mandatory Convertible Preferred Stock, Series 2.

IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this 28th day of July, 2008.

MERRILL LYNCH & CO., INC.

By:	/s/ Nelson Chai
Name:	Nelson Chai
Title:	Executive Vice President and Chief Financial Officer

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